UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 19, 2025

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, California	92121 (Zip Code)
(Address of principal executive offices)

858-587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QCOM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2025, QUALCOMM Incorporated (the Company) executed an Officers’ Certificate (the Officers’ Certificate), in accordance with Sections 2.02, 2.03, 10.04 and 10.05 of the Indenture dated May 20, 2015 (the Base Indenture and, together with the Officers’ Certificate, the Indenture) between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the Trustee), in connection with the sale of $500,000,000 in aggregate principal amount of the Company’s 4.500% Notes due 2030 (the 2030 Notes), $400,000,000 in aggregate principal amount of the Company’s 4.750% Notes due 2032 (the 2032 Notes) and $600,000,000 in aggregate principal amount of the Company’s 5.000% Notes due 2035 (the 2035 Notes and, together with the 2030 Notes and 2032 Notes, the Notes). The 2030 Notes mature on May 20, 2030, the 2032 Notes mature on May 20, 2032 and the 2035 Notes mature on May 20, 2035, unless earlier repurchased or redeemed, if applicable. The Notes are the Company’s senior unsecured obligations and rank equally with the Company’s other senior debt from time to time outstanding.

The 2030 Notes will bear interest at the rate of 4.500% per year, the 2032 Notes will bear interest at the rate of 4.750% per year and the 2035 Notes will bear interest at the rate of 5.000% per year. Interest on the Notes will be payable semiannually on May 20 and November 20 of each year, beginning on November 20, 2025. The Company will make each interest payment to the holders of record on the immediately preceding May 1 or November 1, respectively.

The Company may redeem some or all of the notes of each series of Notes at the applicable redemption price, as described in the applicable form of Note.

The Indenture contains customary events of default with respect to the Notes, including failure to make required payments, failure to comply with certain agreements or covenants, and certain events of bankruptcy and insolvency. Events of default under the Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the Notes. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the acceleration of the amounts due under the Notes.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the full text of the Base Indenture, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on May 21, 2015, the Officers’ Certificate, which is included as Exhibit 4.2 to this report, and the forms of Notes, which are included as Exhibits 4.3, 4.4 and 4.5 to this report, and each of which is incorporated into this Current Report on Form 8-K.

Item 8.01. Other Events.

On May 19, 2025, the Company entered into an underwriting agreement (the Underwriting Agreement) with J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on behalf of the several Underwriters listed in Schedule I thereto (the Underwriters), pursuant to which the Company agreed to issue and sell the Notes to the Underwriters in a registered public offering (the Offering). The Offering was pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-283035), filed with the SEC on November 6, 2024. For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

1.1	Underwriting Agreement, dated May 19, 2025, among QUALCOMM Incorporated, J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC

4.1	Indenture, dated May 20, 2015, between QUALCOMM Incorporated and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to QUALCOMM Incorporated’s Current Report on Form 8-K filed with the SEC on May 21, 2015)

4.2	Officers’ Certificate, dated May 21, 2025 for the 2030 Notes, the 2032 Notes and the 2035 Notes

4.3	Form of 2030 Notes

4.4	Form of 2032 Notes

4.5	Form of 2035 Notes

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes (including the consent required with respect thereto)

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: May 22, 2025	By:	/s/ Akash Palkhiwala
Akash Palkhiwala
Chief Financial Officer and Chief Operating Officer